UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 28, 2011

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

257 East 200 South, Suite 490, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 28, 2011, Bakhytbek Baiseitov filed a Schedule 13D with the Securities and Exchange Commission disclosing that he had closed on an Assignment Agreement with Altima Central Asia (Master) Fund (“Altima”) whereby Altima assigned to Mr. Baiseitov its right, title and interest in and to the Facility Agreement, dated 20 June 2008, between Altima and the Company (the “Assignment Agreement.”)  Pursuant to the terms of the Facility Agreement, the holder may convert all, or any portion of the amount outstanding under the Facility Agreement to shares of our restricted common stock at a per share conversion price of $2.30 at any time prior to the repayment of the Facility Agreement by the Company.  As June 20, 2011 the outstanding balance under the Altima Facility Agreement was approximately $21,616,168.

Mr. Baiseitov indicated further that he has also signed a Loan Purchase and Assignment and Assumption Agreement (the “Loan Purchase Agreement”) with Great Circle Energy Services LLC (“Great Circle”) to acquire the right, title and interest in and to the Facility Agreement, dated September 3, 2008, between Great Circle and the Company.  The closing of the Loan Purchase Agreement is subject a number of closing conditions, including receipt of required regulatory approvals and consents.  The outstanding amount due under the Great Circle Facility Agreement as of May 23, 2011 was approximately $20,648,155.  Like the Altima Facility Agreement, the Great Circle Facility Agreement provides for conversion of the outstanding balance to shares of our restricted common stock at a price of $2.30 per share.

On May 23, 2011, Mr. Baiseitov and the Company entered into a non-binding Loan Retirement/Restructuring Term Sheet (“Term Sheet”) outlining an agreement in principle for a potential restructuring of the Altima and Great Circle Facility Agreements (jointly referred to herein as the “Loans”) in the event Mr. Baiseitov is successful in acquiring both Loans.  Mr. Baiseitov and the Company have agreed in principle to restructure the Loans as follows:

•	The Company will make a $6,000,000 cash payment to Mr. Baiseitov to reduce the principal amount of the Loans;
•	Mr. Baiseitov will immediately convert $10,800,000 owing under the Loans to restricted common stock of the Company at a price of $0.12 per share; and
•	The Company will execute a new convertible note with Mr. Baiseitov for the balance of the outstanding amount due under the Loans, which at May 23, 2011 was $24,464,323.

The new convertible note will be secured by the assets of the Company, including, but not limited to:

•	Assets and stock shares of Caspian Services Group Limited;
•	Assets and stock shares of Caspian Geophysics Limited;
•	Assets and stock shares of Caspian Services Group LLP;
•	Assets and stock shares of Tat-Arka LLP;
•	Assets and stock shares of JSC Kazmorgeophysica;
•	Assets and stock shares of Veritas Caspian LLP;
•	Geophysical equipment;
•	Ships and small size craft fleet;

•	Cash flows of all subsidiaries not pledged to the European Bank for Reconstruction and Development (“EBRD”); and
•	Other moveable and immoveable assets not pledged to EBRD.

The new convertible note will have a term of three years.  The new convertible note will bear interest at a rate of 12% per-annum with semi-annual interest payments to be paid in arrears, with the possibility of switching to quarterly interest payments.  The principal amount under the new convertible note will be payable at maturity.  Mr. Baiseitov will have the right, at his election, to convert the principal of the new convertible note, or any portion thereof, to restricted common stock of the Company at a price of $0.10 per share.  The Term Sheet contains a number of conditions precedent to the execution of definitive agreements, including, among other things, acquisition of the Loans by Mr. Baiseitov, completion of satisfactory due diligence, receipt of all necessary regulatory and other approvals and consents, approval by EBRD and restructuring of the EBRD loan as the parties deem reasonably necessary.  By its terms, the Term Sheet automatically terminates on June 30, 2011, unless terminated earlier as provided in the Term Sheet.

In the event Mr. Baiseitov is successful in acquiring both Loans and Mr. Baiseitov and the Company are successful in restructuring the Loans, as a result of the conversion of $10,800,000 of the outstanding loan balance to common stock of the Company, Mr. Baiseitov would be issued approximately 90,000,000 shares of common stock of the Company which would result in Mr. Baiseitov owning approximately 63% of the then issued and outstanding common stock of the Company.  He would also have the right to convert the new convertible note, or any portion thereof, into shares of the Company in the future at a price of $0.10 per share which would further increase his percentage ownership in the Company.

The terms of a restructuring and new convertible loan agreement as set forth in the Term Sheet are non-binding and may be subject to change in connection with the preparation and execution of definitive restructuring and loan documents.  While the Company and Mr. Baiseitov have reached agreement in principle, there is no guarantee the parties will be able to finalize definitive agreements or that the closing conditions will be satisfied.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking” statements regarding the proposed assignment of the Great Circle Facility Agreement to Mr. Baiseitov, a potential restructuring of the Altima and Great Circle Facility Agreements and the principle terms thereof, the potential conversion by Mr. Baiseitov of a portion of the Loans to Common Stock of the Company and the impacts of such a restructuring.  All such forward-looking statements are subject to uncertainty and changes in circumstances, and there is no assurance the proposed assignment of the Great Circle Facility Agreement by Mr. Baiseitov, or a restructuring of the Altima and Great Circle Facility Agreements will be consummated. Moreover, all forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements.  Factors that could materially affect such forward-looking statements include the failure of any one or more of the closing conditions to Loan Purchase Agreement or the Term Sheet, failure to reach agreements on and execution of definitive restructuring and loan documents, and other economic, business and regulatory risks and factors identified in the Company’s periodic reports filed with the SEC.  All forward-looking statements are made only as of the date of this report and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: June 28, 2011	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer